Exhibit 3.40

Please include a typed self-addressed envelope	Mail to: Secretary of State Corporations Section	For office use only 001
MUST BE TYPED FILING FEE: $50.00 MUST SUBMIT TWO COPIES DELAYED EFFECTIVE DATE 2-1-98	1560 Broadway, Suite 200 Denver, CO 80202 (303) 894-2251 Fax (303) 894-2242	19981010040 M $ 50.00 SECRETARY OF STATE 01-16-98 11:46:02

ARTICLES OF INCORPORATION

Corporation Name                     Point Technologies, Inc.

Principal Business Address                      P.O. Box 21, Lyons, Colorado 80540

                                    (Include City, State, Zip)

Cumulative voting shares of stock is authorized. Yes ☐            No ☒

If duration is less than perpetual enter number of years _______________________

Preemptive rights are granted to shareholders. Yes ☒            No ☐

Stock information: (If additional space is needed, continue on a separate sheet of paper.)

Stock Class Common	Authorized Shares 100,000	Par Value None

Stock Class ________________________	Authorized Shares __________________	Par Value ________________________

The name of the initial registered agent and the address of the registered office is: (If another corporation, use last name space)

Last Name        Erickson                                     First & Middle Name        Steven A.

Street Address         1215 Spruce Street, Boulder, Colorado 80302

                        (Include City, State, Zip)

The undersigned consents to the appointment as the initial registered agent.

Signature of Registered Agent	/s/ Illegible

These articles are to have a delayed effective date of:         February 1, 1998

Incorporators: Names and addresses: (If more than two, continue on a separate sheet of paper.)

NAME	ADDRESS
Steven A. Erickson	1215 Spruce Street, Boulder, Colorado 80302

Incorporators who are natural persons must be 18 years or more. The undersigned, acting as incorporator(s) of a corporation under the Colorado Business Corporation Act, adopt the above Articles of Incorporation.

Signature	/s/ Illegible	Signature